Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 20, 2005

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Sales, Earnings

in Second Quarter 2005

•	Revenues grow 12 percent

•	Net earnings up 15 percent

•	EPS from continuing operations increases 18 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2005 second-quarter revenues of $5.2 billion, a 12 percent increase over second-quarter 2004 revenues of $4.7 billion. Earnings from continuing operations in the quarter increased to $344 million, or $1.70 per share on a fully diluted basis, compared to 2004 second-quarter earnings from continuing operations of $290 million, or $1.44 per share fully diluted.

Net earnings, which includes the results of discontinued operations, were $345 million for second-quarter 2005, or $1.71 per share on a fully diluted basis, compared to net earnings of $300 million, or $1.49 per share fully diluted, for the second quarter of 2004.

Funded backlog at the end of the second quarter was $29.9 billion, and total backlog was $43.6 billion, compared to $26.1 billion and $40.7 billion, respectively, at the end of the second quarter of 2004.

For the first half of 2005, net cash provided by operating activities reached $557 million, while free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $462 million.

Highlights of the company’s second-quarter results include a 33 percent increase in operating earnings in the Aerospace group over the 2004 second quarter, on a 7 percent increase in net sales. The Information Systems and Technology sector, which is the company’s largest group, generated net-sales growth of 23 percent over the year-ago period, accompanied by a 17 percent increase in operating earnings. Combat Systems’ net sales grew by 12 percent in the quarter, with operating earnings up 11 percent over the year-ago period.

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“General Dynamics delivered strong results again this quarter,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Sales increased in all four business segments compared to the year-ago period, and operating earnings grew in three of the four groups. Margins were steady, we are ahead of our cash-flow plan for the year and funded backlog grew by $3.8 billion year-over-year.

“Our focus on performance at all levels of the business has once again generated positive results,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 70,800 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, July 20, 2005. Those accessing the webcast will be able to listen to management’s discussion of the second-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on July 20 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 7178435. It will be available from 2 p.m. on July 20 until midnight on August 3, 2005.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2005	2004	$	%
NET SALES	$5,214	$4,652	$562	12.1%
OPERATING COSTS AND EXPENSES	4,665	4,167	(498)

OPERATING EARNINGS	549	485	64	13.2%

Interest, Net	(29)	(39)	10
Other Expense, Net	—	(12)	12

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	520	434	86	19.8%

Provision for Income Taxes	176	144	(32)

EARNINGS FROM CONTINUING OPERATIONS	$344	$290	$54	18.6%

Discontinued Operations, Net of Tax	1	10	(9)

NET EARNINGS	$345	$300	$45	15.0%

EARNINGS PER SHARE - BASIC
Continuing Operations	$1.71	$1.46	$0.25	17.1%
Discontinued Operations	$0.01	$0.05	$(0.04)

Net Earnings	$1.72	$1.51	$0.21	13.9%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.7	199.2

EARNINGS PER SHARE - DILUTED
Continuing Operations	$1.70	$1.44	$0.26	18.1%
Discontinued Operations	$0.01	$0.05	$(0.04)

Net Earnings	$1.71	$1.49	$0.22	14.8%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.2	201.0

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2005	2004	$	%
NET SALES	$10,033	$9,298	$735	7.9%
OPERATING COSTS AND EXPENSES	9,036	8,377	(659)

OPERATING EARNINGS	997	921	76	8.3%

Interest, Net	(63)	(78)	15
Other Expense, Net	(1)	(12)	11

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	933	831	102	12.3%

Provision for Income Taxes	245	276	31

EARNINGS FROM CONTINUING OPERATIONS	$688	$555	$133	24.0%

Discontinued Operations, Net of Tax	(7)	14	(21)

NET EARNINGS	$681	$569	$112	19.7%

EARNINGS PER SHARE - BASIC
Continuing Operations	$3.43	$2.79	$0.64	22.9%
Discontinued Operations	$(0.04)	$0.07	$(0.11)

Net Earnings	$3.39	$2.86	$0.53	18.5%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.6	198.8

EARNINGS PER SHARE - DILUTED
Continuing Operations	$3.40	$2.77	$0.63	22.7%
Discontinued Operations	$(0.03)	$0.07	$(0.10)

Net Earnings	$3.37	$2.84	$0.53	18.7%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.1	200.7

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2005	2004	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$2,013	$1,641	$372	22.7%
COMBAT SYSTEMS	1,118	998	120	12.0%
MARINE SYSTEMS	1,178	1,177	1	0.1%
AEROSPACE	828	771	57	7.4%
RESOURCES	77	65	12	18.5%

TOTAL	$5,214	$4,652	$562	12.1%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$225	$192	$33	17.2%
COMBAT SYSTEMS	123	111	12	10.8%
MARINE SYSTEMS	65	81	(16)	(19.8)%
AEROSPACE	125	94	31	33.0%
RESOURCES	11	7	4	57.1%

TOTAL	$549	$485	$64	13.2%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%	11.7%
COMBAT SYSTEMS	11.0%	11.1%
MARINE SYSTEMS	5.5%	6.9%
AEROSPACE	15.1%	12.2%
RESOURCES	14.3%	10.8%
TOTAL	10.5%	10.4%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2005	2004	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$3,765	$3,284	$481	14.6%
COMBAT SYSTEMS	2,175	2,068	107	5.2%
MARINE SYSTEMS	2,388	2,457	(69)	(2.8)%
AEROSPACE	1,581	1,377	204	14.8%
RESOURCES	124	112	12	10.7%

TOTAL	$10,033	$9,298	$735	7.9%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$422	$361	$61	16.9%
COMBAT SYSTEMS	227	223	4	1.8%
MARINE SYSTEMS	114	179	(65)	(36.3)%
AEROSPACE	226	160	66	41.3%
RESOURCES	8	(2)	10	500.0%

TOTAL	$997	$921	$76	8.3%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%	11.0%
COMBAT SYSTEMS	10.4%	10.8%
MARINE SYSTEMS	4.8%	7.3%
AEROSPACE	14.3%	11.6%
RESOURCES	6.5%	(1.8)%
TOTAL	9.9%	9.9%

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2005		Second Quarter 2004
Cash	$1,438		$1,097

Short-term Debt	$507		$519
Long-term Debt	2,791		3,297

Total Debt	$3,298		$3,816

Net Debt	$1,860		$2,719

Shareholders’ Equity	$7,576		$6,458

Debt-to-Equity	43.5%		59.1%

Debt-to-Capital	30.3%		37.1%

Book Value per Share	$37.72		$32.31

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$199	$557	$359	$685
Capital Expenditures	(54)	(95)	(64)	(117)

Free Cash Flow from Operations (A)	$145	$462	$295	$568

Total Taxes Paid	$235		$67

Depreciation and Depletion	$58		$60
Intangible Asset Amortization	25		23

Depreciation, Depletion and Amortization	$83		$83

Company Sponsored R&D (B)	$87		$91

Employment	70,800		67,100

Sales Per Employee	$285,400		$284,800

Shares Outstanding	200,842,041		199,849,169

Weighted Average Shares Outstanding -
Basic	200,707,636		199,199,301
Diluted	202,198,787		201,018,473

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,174	$2,033	$9,207	$5,592	$14,799
COMBAT SYSTEMS	7,902	2,394	10,296	90	10,386
MARINE SYSTEMS	9,654	6,957	16,611	—	16,611
AEROSPACE	4,977	2,199	7,176	—	7,176
RESOURCES	202	58	260	—	260

TOTAL	$29,909	$13,641	$43,550	$5,682	$49,232

	First Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,466	$2,598	$10,064	$5,723	$15,787
COMBAT SYSTEMS	8,060	2,099	10,159	89	10,248
MARINE SYSTEMS	10,396	6,849	17,245	—	17,245
AEROSPACE	4,725	2,209	6,934	—	6,934
RESOURCES	228	58	286	—	286

TOTAL	$30,875	$13,813	$44,688	$5,812	$50,500

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F

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AIRCRAFT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months
	2005	2004	2005	2004
GREEN:
LARGE AIRCRAFT	15	14	29	27
MID-SIZE AIRCRAFT	6	6	12	10

TOTAL	21	20	41	37

COMPLETIONS:
LARGE AIRCRAFT	14	15	26	22
MID-SIZE AIRCRAFT	8	3	11	8

TOTAL	22	18	37	30

PRE-OWNED:	2	4	5	7

Exhibit G

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

	Net Cash Provided by Operating Activities	Free Cash Flow from Operations
CASH FROM OPERATIONS	$557	$462

CAPITAL EXPENDITURES	(95)	N/A
BUSINESS ACQUISITIONS	(37)	(37)
SALE OF BUSINESSES	349	349
SHARE REPURCHASES	(200)	(200)
DIVIDENDS	(152)	(152)
OTHER	39	39

DECREASE IN NET DEBT	$461	$461

NET DEBT, BEGINNING OF PERIOD	(2,321)	(2,321)

NET DEBT, END OF PERIOD	$(1,860)	$(1,860)

Exhibit H

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